Exhibit 99.1

Kinnate Biopharma Inc. Provides Corporate Update and Highlights Key Upcoming 2022 Milestones
Announces proof-of-concept preclinical data demonstrating activity of KIN-2787 in
NRAS-mutant melanoma
Provides update on ongoing KN-8701 trial with expansion to include patients with NRAS-mutant melanoma in monotherapy and initiation of a combination portion with binimetinib planned for first half of 2022
Announces planned initiation of Phase 1 trial of KIN-3248 for first half of 2022 subject to IND clearance by the FDA
Updated cash, cash equivalents and investments of approximately $324.9 million as of December 31, 2021, exclusive of Kinnjiu’s (its China joint venture) cash, expected to fund current operations into second half of 2023

SAN FRANCISCO and SAN DIEGO, Calif. – January 06, 2022 – Kinnate Biopharma Inc. (Nasdaq: KNTE) (“Kinnate”), a biopharmaceutical company focused on the discovery and development of small molecule kinase inhibitors for difficult-to-treat, genomically defined cancers, today announced continued advancement of the company’s ongoing clinical trial, KN-8701, to include patients with NRAS-mutant melanoma and planned 2022 milestones for its product candidates, including KIN-2787, an orally available small molecule pan-RAF inhibitor being developed for the treatment of patients with lung cancer, melanoma, and other solid tumors. The company also updated its cash position as of December 31, 2021.

“We have built a solid clinical foundation in 2021 with initial data from our ongoing first-in-human trial of KIN-2787 expected in the third quarter of 2022 and are pleased to announce that we will be expanding the trial to include patients with NRAS-mutant melanoma both in monotherapy and in combination with binimetinib," said Nima Farzan, Chief Executive Officer of Kinnate. “We are leveraging the power of the Kinnate Discovery Engine to potentially improve outcomes of cancer patients and overcome the limitations of current targeted therapies. Our goal is to generate one IND filing a year and in 2022 we expect Phase 1 initiation for our second program, KIN-3248, a Fibroblast Growth Factor Receptor inhibitor candidate, in the first half of the year subject to IND clearance by the FDA.”
NRAS-mutant melanoma is an adjacent population to RAF-driven solid tumors where signaling is highly CRAF-dependent. Approved BRAF inhibitors that target BRAF Class I alterations are not effective in NRAS-mutant melanoma. Currently there is no approved targeted therapy approved for this population. The company’s preclinical data supports development of KIN-2787 in combination with binimetinib in NRAS-mutant melanoma. In vitro data indicates meaningful and synergistic combination benefit of KIN-2787 with binimetinib in NRAS-mutant melanoma cells. In in vivo xenograft models of NRAS-mutant melanoma, treatment with KIN-2787 in combination with binimetinib was well tolerated and resulted in significant tumor growth inhibition, including tumor regressions at clinically relevant twice-daily (BID) doses of KIN-2787 and binimetinib, respectively. The addition of NRAS-mutant melanoma patients meaningfully expands the potential market opportunity for KIN-2787 as the NRAS-mutant melanoma population represents approximately 25% of advanced and metastatic melanoma patients and is largely discrete from those melanoma patients with BRAF Class I, II or III alteration-driven disease.
Key 2021 Highlights
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In collaboration with Guardant Health, announced initial findings from a BRAF kinase alteration genomic landscape and real-world clinical outcomes study with preliminary analyses suggesting that the prevalence of Class II and III alterations across patients with advanced and metastatic solid tumors is higher than previously understood. Among the nearly 6,000 patients who were identified as having BRAF alteration-positive cancers, approximately 55% were found to be harboring Class II and III alterations in over 25 common adult solid tumors, including Non-Small Cell Lung Cancer, Melanoma, Colorectal Cancer, Prostate Cancer and Breast Cancer.

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Announced the first patient dosed in a Phase 1 trial evaluating KIN-2787 and detailed the two-part Phase 1 trial design for KN-8701 (NCT04913285), a first-in-human, multicenter, non-randomized, open-label, Phase 1 trial of KIN-2787 in adult patients with BRAF-mutant advanced and metastatic solid tumors.

•	Presented data at major medical meetings including:
o	details of the two-part Phase 1 trial design for KN-8701 at the AACR-NCI-EORTC International Conference on Molecular Targets and Cancer Therapeutics;
o	preclinical data on the KIN-3248 program at the JCA-AACR Precision Cancer Medicine International Conference; and
o	preclinical data from the KIN-2787 program at American Society of Clinical Oncology (ASCO) Annual Meeting.

•
Closed a $35 Million Series A financing to establish a Chinese joint venture, Kinnjiu Biopharma Inc. (“Kinnjiu”), led by OrbiMed Asia Partners, with participation from OrbiMed Private Investments and Foresite Capital. Kinnjiu has an exclusive license to develop and commercialize Kinnate’s currently most advanced kinase inhibitor candidates in Greater China.

•
Expanded the organization to 61 full-time employees as of December 31, 2021, of which 46 were engaged in research and development activities, and announced key appointments to the Board of Directors and executive team.

•	Announced the addition of Kinnate to the NASDAQ Biotechnology Index and the Russell 2000® Index.

Key Upcoming 2022 Milestone Targets
KIN-2787 Program
•	Initial monotherapy data from the ongoing KN-8701 Phase 1 trial expected in the third quarter of 2022.
•	Initiation of the combination portion of KN-8701 to study KIN-2787 with binimetinib in NRAS-mutant melanoma expected in the first half of 2022 with initial data expected by year end 2022.
•	Initiation of a Phase 1 trial in Greater China by Kinnjiu expected in mid-2022.

KIN-3248 Program
•	Initiation of a Phase 1 trial expected in the first half of 2022 subject to Investigational New Drug (“IND”) clearance by the U.S. Food and Drug Administration (“FDA”).

Early Discovery Pipeline
•	Goal to generate one IND filing a year from the Kinnate Discovery Engine.
•	Announcement of the next pipeline target expected in the second half of 2022.

Financial
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Updated cash, cash equivalents and investments as of December 31, 2021 of approximately $324.9 million (exclusive of Kinnjiu’s cash), which is expected to fund current operations, including initiation of multiple registrational studies, into the second half of 2023.

About Kinnate
Kinnate is focused on the discovery and development of small molecule kinase inhibitors for difficult-to-treat, genomically defined cancers. Kinnate’s mission is to expand the reach of targeted therapeutics by developing products for underserved populations. Kinnate utilizes its deep expertise in structure-based drug discovery, translational research, and patient-driven precision medicine, which it refers to as the Kinnate Discovery Engine, to develop targeted therapies. Based in San Francisco and San Diego, California, the Kinnate team is composed of drug discovery experts supported by a distinguished group of scientific advisors. For more information, please visit www.kinnate.com.

Forward Looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements include, without limitation, statements regarding the planned expansion of KN-8701 in NRAS-mutant melanoma patients in monotherapy and in combination with binimetinib; the potential benefits of the Kinnate Discovery Engine, KIN-2787 (including in combination with binimetinib) and our other product candidates; the planned initiation of a Phase 1 trial in Greater China; the planned initiation of a Phase 1 trial for KIN-3248; our to generate one IND filing a year; the potential market opportunity for KIN-2787; the expected timing of clinical data from KN-8701; the planned announcement of an additional pipeline target; the period over which we estimate our existing cash, cash equivalents and investments will be sufficient to fund our operations; and statements by our Chief Executive Officer. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are also intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends. Such expectations and projections may never materialize or may prove to be incorrect. These forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors, including risks related to recently transitioning to operating as a clinical-stage biopharmaceutical company with a limited operating history; our ability to raise additional capital to finance our operations; our ability to discover, advance through the preclinical and clinical development of, obtain regulatory approval for and commercialize our product candidates; the novel approach we are taking to discover and develop drugs; our ability to timely file and obtain approval of investigational new drug applications for our planned clinical trials; the potential for any clinical trial results to differ from our preclinical study results; negative impacts of the COVID-19 pandemic on our business, including ongoing and planned clinical trials and ongoing and planned preclinical studies; competition in our industry; regulatory developments in the United States and other countries; our ability to attract, hire and retain highly skilled executive officers and employees; difficulties in managing our growth; our ability to protect our intellectual property; reliance on third parties to conduct our preclinical studies and any ongoing or planned future clinical trials, and to manufacture our product candidates; general economic and market conditions; and other risks.
These and other risks, uncertainties, assumptions and other factors are further described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 that we have filed with the Securities and Exchange Commission (the “SEC”), as well as in our subsequent filings we make with the SEC. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements. Investors should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Our forward-looking statements speak only as of the date of this release, and except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason in the future.
Contacts:
Investors:
Patti Bank
ICR Westwicke
415-513-1284
investors@kinnate.com
Media:
Colin Sanford
colin@bioscribe.com